Exhibit 10.11

EXCEPTED HOLDER AGREEMENT

This Excepted Holder Agreement (this “Agreement”) is made and entered into as of April 21, 2014, by and between City Office REIT, Inc., a Maryland corporation (the “Company”) and CIO REIT Stock Limited Partnership (“CIO REIT”).

R E C I T A L S

A. The Company intends to offer its common stock, $0.01 par value per share (“Common Stock”), for sale in an initial public offering (the “Offering”) and use the proceeds from the Offering to indirectly acquire a portfolio of office properties in the United States by contributing the net proceed from the Offering to City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “OP”), in exchange for common units of partnership interest in the OP (the “OP Units”).

B. Concurrent with the Offering, CIO REIT will contribute its partnership interest in various property level partnerships to the Company in exchange for Common Stock (the “Contribution”). Accordingly, as a result of the Contribution, as of the date of this Agreement, CIO REIT would own sixteen and four tenths percent (16.4%) of the outstanding Common Stock of the Company.

C. To help the Company maintain its status as a real estate investment trust (a “REIT”) under the Code, the Company’s charter (the “Charter”) imposes certain limitations on the ownership of the Company’s stock. Capitalized terms used in this Agreement that are not otherwise defined shall have the meaning given to them in the Charter. The Charter contains a general restriction prohibiting any person from actually owning, Beneficially Owning or Constructively Owning more than a specified percentage (initially set at 9.8%) (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Company’s Common Stock, or more than a specified percentage (initially set at 9.8%) (in value) of the aggregate of the outstanding shares of all classes and series of the Company’s stock (each an “Ownership Limit” and collectively the “Ownership Limits”).

D. Pursuant to Section 7.2.7 of the Charter, the Company’s Board of Directors is permitted to increase either or both of the Ownership Limits with respect to a stockholder (as to such stockholder, an “Excepted Holder Limit”) and allow ownership in excess of either or both of the Ownership Limits if certain conditions described in Section 7.2.7 of the Charter are satisfied.

E. This Agreement is intended to recognize that CIO REIT will be receiving stock of the Company in excess of the Ownership Limits described above as a result of the Contribution. Accordingly, the Board of Directors has, by resolution, provided for the establishment of an Excepted Holder Limit for CIO REIT if certain conditions are satisfied, and CIO REIT intends to satisfy such conditions by execution of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

A G R E E M E N T

1.	Representations of CIO REIT.

To induce the Company to enter into this Agreement, CIO REIT represents and warrants to the Company as follows:

1.1 This Agreement has been duly executed and delivered by an authorized representative of CIO REIT, and is a valid and binding obligation of CIO REIT, enforceable in accordance with its terms;

1.2 The execution and delivery of this Agreement by CIO REIT does not, and will not: (i) violate or conflict with any agreement, order, injunction, decree, or judgment to which CIO REIT is a party or by which CIO REIT is bound; or (ii) violate any law, rule or regulation applicable to CIO REIT;

1.3 No consent, approval or authorization of, or designation, registration, declaration or filing with, any governmental entity or third Person is required on the part of CIO REIT in connection with the execution or delivery of this Agreement;

1.4 CIO REIT does not actually or Constructively Own 9.8% or more of any tenant of the Company (or any entity owned or controlled by the Company);

1.5 No Individual will be treated as Beneficially Owning more than 9.8% of the Company as a result of the transactions contemplated by this Agreement; and

2.	On-Going Covenants of CIO REIT.

Beginning on the date hereof, and during any period that an Excepted Holder Limit established pursuant to this Agreement (as subsequently adjusted) remains in effect, CIO REIT covenants and agrees as follows:

2.1 CIO REIT will not Beneficially Own more than sixteen and four tenths percent (16.4%) of the number of any outstanding class of stock of the Company (such percentage, as the same may be adjusted from time to time in accordance with this Section 2.1, being the Excepted Holder Limit granted to CIO REIT), and no Individual will be treated as Beneficially Owning more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Company’s Common Stock, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of the Company’s stock as a result of CIO REIT’s ownership of Common Stock; provided, however, if the Company redeems, repurchases or cancels shares of Common Stock, the effect of which would be to cause CIO REIT to exceed CIO REIT’s Excepted Holder Limit, CIO REIT’s Excepted Holder Limit shall, automatically and without need of any action on the part of the Company, its Board of Directors, or CIO REIT, be increased so that CIO REIT’s then Beneficial Ownership is not in excess of the new limit; provided, further, that if such increase would cause the Company to Constructively Own more than a 9.8% interest (within the meaning of Section 856(d)(2)(B) of the Code) in a tenant or would cause any Individual to Beneficially Own more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Company’s Common Stock, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of the Company’s stock, such Excepted Holder Limit shall be increased only to the extent it would not cause the Company to have such an ownership interest in a tenant and would not cause any Individual to Beneficially Own more than 9.8% of the Company’s stock;

2.2 CIO REIT does not and will not actually own or Constructively Own an interest in any tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to Constructively Own more than a 9.8% interest (within the meaning of Section 856(d)(2)(B) of the Code) in such tenant; provided, however, that solely for the purpose of this Section 2.2, a tenant from whom the Company (or any entity owned or controlled by the Company in whole or in part) derives or is expected to continue to derive a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT (within the meaning of the Code), shall not be treated as a tenant of the Company.

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2.3 CIO REIT will not own, actually or Beneficially, shares of the Company’s stock that would violate the Excepted Holder Limit established for CIO REIT pursuant to this Agreement or that would cause any Individual to be treated as Beneficially Owning 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Company’s Common Stock, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of the Company’s stock or that would cause the Company to become “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

2.4 CIO REIT agrees that any violation or attempted violation of Section 2.1, 2.2 or 2.3 of this Agreement (whether with respect to actual, Beneficial or Constructive ownership by CIO REIT or any Individual) (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6 of the Charter) will automatically cause the shares of Company stock that otherwise would result in the violation to be transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3 of the Charter, and such shares shall be subject to all the terms and limitations set forth in the Charter (without regard to any exception due to an Excepted Holder Agreement).

2.5 To minimize damages for a breach of Section 2.2 hereof, any party hereto who becomes aware of such beach shall promptly notify the other party in writing of such breach.

2.6 CIO REIT will maintain an accurate record of its investors for the purpose of monitoring the actual, Beneficial and Constructive Ownership of the Company’s stock. No later than March 31 of each calendar year beginning in 2015 (but only for so long as CIO REIT actually or Beneficially Owns at least 9.8 percent of the stock of the Company), CIO REIT shall deliver upon written request to the Company a schedule listing CIO REIT’s then current actual and Beneficial Ownership of stock with detail sufficient for the Company to independently determine CIO REIT’s then current actual and Beneficial Ownership of stock.

3.	On-Going Covenants of the Company

3.1 Notwithstanding any provisions of the Charter to the contrary, the Company agrees that the Excepted Holder Limit granted to CIO REIT by this Agreement and this Agreement shall not be revoked unless the Board of Directors determines based upon the written advice of counsel that such revocation is required for the preservation of the Company’s qualification as a REIT under the Code.

4.	Company’s Authorization of Agreement

4.1 Based on the above representations and agreements, the Company hereby grants to CIO REIT, and agrees that CIO REIT shall have, an initial Excepted Holder Limit of sixteen and four tenths percent (16.4%) ; provided, however, that such Excepted Holder Limit shall be subject to adjustment as contemplated by Section 2.1 above. The Company represents that a true and correct copy of the resolutions of the Board of Directors of the Company granting such exception and authorizing the Company to enter into this Agreement is attached hereto as Exhibit “A.”

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5.	Applicability of Charter Provisions

5.1 CIO REIT and the Company agree that, in addition to the applicable provisions of Section 7.2.4 of the Charter, the parties hereto agree to provide the following information:

(a)	CIO REIT shall provide the information described in Section 7.2.4 of the Charter in accordance with the provisions thereof.

(b)	No later than December 31 of each calendar year, the Company will compile a list of its tenants (and tenants of any entity owned or controlled by the Company, in whole or part) (the “Tenant List”) and provide such information to CIO REIT. No later than 30 days after the receipt of the Tenant List, CIO REIT will inform the Company of its direct or indirect equity ownership of any tenant in which it owns a 9.8% or greater equity interest (within the meaning of Section 856(d)(2)(B) of the Code) and whose name appears on the Tenant List.

6.	Definitions

6.1 “Beneficial Ownership” shall mean ownership of Company stock by a Person who is an actual owner, for U.S. federal income tax purposes, of such shares of Company stock or who is treated as an owner of such shares of Company stock under Section 542(a)(2) of the Code either directly, indirectly, or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings. For example, if a corporation is the actual beneficial owner of Company stock, the shares will be treated as Beneficially Owned by that corporation (due to its direct ownership of the shares), and the stockholders of that corporation will Beneficially Own their respective proportionate interests in those shares (due to their deemed ownership under Code Section 544(a)(l)), and interests in the same shares may also be treated as Beneficially Owned by others, depending upon the identity of, and relationships between, the stockholders and those related to the stockholders.

6.2 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

6.3 “Constructive Ownership” shall mean ownership of Company stock by a Person, whether the interest in the shares of Company stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings. For example, if a corporation is the actual beneficial owner of Company stock, the shares will be treated as Constructively Owned by that corporation (due to its direct ownership of the shares), and the 10% or more stockholders of that corporation will Constructively Own their respective proportionate interests in those shares (due to their deemed ownership under Code Section 318(a)(2)(C) as modified by Code Section 856(d)(5)), and interests in the same shares may also be treated as Constructively Owned by others, depending upon the identity of, and relationships between, the stockholders and those related to the stockholders.

6.4 “Individual” shall mean individual, a trust qualified under Section 401(a) or Section 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that, except as set forth in Section 856(h)(3)(A)(ii) of the Code, a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition

6.5 “Person” shall mean an Individual, corporation, partnership, estate, trust, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in the Offering of the Company’s Common Stock for a period of 30 days following the purchase by such underwriter of shares of the Common Stock.

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7.	Miscellaneous

7.1 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

7.2 This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

7.3 This Agreement shall terminate, and CIO REIT shall cease to be an “Excepted Holder” (as defined in the Charter) as set forth herein and in the Charter of the Company, as existing on the date of this Agreement, and as amended thereafter, upon reduction of CIO REIT’s Beneficial Ownership and Constructive Ownership to or below 9.8% of all outstanding classes of stock of the Company. In the event of termination of this Agreement, CIO REIT shall immediately become subject to all rules and restrictions regarding the ownership of the Company’s stock, including, without limitation, the limitations set forth in the Charter of the Company, as amended.

7.4 Any provision of this Agreement may be amended or waived if in writing and signed by the Company and CIO REIT. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

7.5 The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

7.6 This Agreement (together with the Exhibit attached hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

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CITY OFFICE REIT INC., a Maryland Corporation

By:	/s/ James Farrar

Name:	James Farrar

Title:

CIO REIT STOCK LIMITED PARTNERSHIP, a Delaware limited partnership

By:	/s/ James Farrar

Name:	James Farrar

Title:

[Signature Page to the Excepted Holder Agreement]

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EXHIBIT A

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WRITTEN CONSENT OF THE SOLE MEMBER OF

THE BOARD OF DIRECTORS OF

CITY OFFICE REIT, INC.

April 14, 2014

THE UNDERSIGNED, being the sole member of the Board of Directors (the “Board”) of City Office REIT, Inc., a Maryland corporation (the “Corporation”), acting by written consent without a meeting pursuant to Section 2-408(c) of the Maryland General Corporation Law (the “MGCL”), does hereby consent to, approve and adopt the following preambles and resolutions:

Formation Transactions

Contribution Agreements

WHEREAS, the Board of Directors (the “Board”) of City Office REIT, Inc., a Maryland corporation (the “Corporation”) has determined that, in connection with the initial public offering of the Corporation previously approved by the Board (the “Public Offering”), it is desirable and in the best interests of the Corporation and its stockholders for the Corporation to acquire, directly and indirectly through City Office REIT Operating Partnership, L.P. a Maryland limited partnership of which the Corporation is the general partner (the “Operating Partnership”), upon the terms and conditions set forth in certain contribution agreements, from Second City Capital Partners II, Limited Partnership, a Delaware limited partnership (“Second City”), Second City General Partner II, L.P., a Delaware limited partnership (“Second City GP”), CIO REIT Stock Limited Partnership, a Delaware limited partnership (“CIO REIT”), CIO OP Limited Partnership, a Delaware limited partnership (“CIO OP”), Gibralt US, Inc., a Colorado corporation (“Gibralt”), GCC Amberglen Investments Limited Partnership, an Oregon limited partnership (“GCC Amberglen”), and Daniel Rapaport (“Rapaport”, and collectively with Second City, Second City GP, CIO REIT, CIO OP, Gibralt, and GCC Amberglen, the “Second City Group”), all of the interests owned by such parties in certain entities owning portfolios of office properties, all as further described in the Registration Statement, as amended (collectively, the “Formation Transactions”), in consideration of the payment of a combination of shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”), common units of limited partnership interest of the Operating Partnership (“OP Units”) and cash; and

WHEREAS, the Board now desires to adopt resolutions relating to the Formation Transactions and certain other matters related thereto or in furtherance thereof, and to authorize and approve, or to provide for the authorization and approval of, among other things, the issuance of shares of Common Stock and OP Units in connection with the Formation Transactions.

IT IS HEREBY RESOLVED, that the Formation Transactions, individually and in the aggregate, are hereby determined to be fair and reasonable to, and in the best interests of, the Corporation and its stockholders; and it is

FURTHER RESOLVED, that the Board hereby approves the acquisition of all of (i) Second City’s limited partner interests in City Centre STF Limited Partnership, SCCP Boise Limited Partnership, SCCP Central Valley Limited Partnership and SCCP Boise Outlot Limited Partnership, (ii) Second City GP’s equity interests in Core Cherry GP Co., Central Fairwinds GP Corporation, City Centre STG GP Corp., SCCP Boise GP, Inc., SCCP Central Valley GP Corp., and SCCP Boise Outlot GP, Inc., and (iii) CIO REIT’s and CIO OP’s respective limited partner interests in Core Cherry Limited Partnership, Central Fairwinds Limited Partnership, City Centre STF Limited Partnership, SCCP Boise Limited Partnership and SCCP Central Valley Limited Partnership, all upon the terms and subject to the conditions contained in the proposed Contribution Agreement to be entered into by the Corporation, the Operating Partnership, Second City, Second City GP, CIO REIT and CIO OP, substantially in the form attached hereto as Exhibit A (the “Second City Contribution Agreement,” and together with all exhibits and schedules thereto, including indemnity agreements, collectively, the “Second City Contribution Documents”), pursuant to which, among other things, the Operating Partnership will become the owner of all or a majority of the limited partner interests in Core Cherry Limited Partnership, Central Fairwinds Limited Partnership, City Centre STF Limited Partnership, SCCP Boise Limited Partnership, SCCP Central Valley Limited Partnership and SCCP Boise Outlot Limited Partnership; and it is

FURTHER RESOLVED, that the Board hereby approves the acquisition of all of (i) Gibralt’s equity interests in Gibralt Amberglen LLC, and (ii) GCC Amberglen’s and Rapaport’s respective limited partner interests in Amberglen Properties Limited Partnership, all upon the terms and subject to the conditions contained in the proposed Contribution Agreement to be entered into by the Operating Partnership, Gibralt, GCC Amberglen and Rapaport, substantially in the form attached hereto as Exhibit B (the “Gibralt Contribution Agreement,” and together with all exhibits and schedules thereto, collectively, the “Gibralt Contribution Documents,” and together with the Second City Contribution Documents, the “Formation Transaction Documents”), pursuant to which, among other things, the Operating Partnership will become the owner of a majority of the limited partner interests in Amberglen Properties Limited Partnership; and it is

FURTHER RESOLVED, that in connection with the Formation Transactions, the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, be, and hereby is, authorized and empowered, to enter into and perform its obligations under, and to cause the Operating Partnership to enter into and perform its obligations under, the Formation Transaction Documents, each in substantially the form reviewed by this Board, together with such changes, amendments and additions thereto as the Authorized Officers (as defined herein) executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and it is

FURTHER RESOLVED, that the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President (including any Senior Vice President), the Secretary and the Treasurer of the Corporation (each an “Authorized Officer” and, together, the “Authorized Officers”) be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, in its own capacity and in its own capacity as general partner of and on behalf of the Operating Partnership, to prepare, execute and deliver, or cause to be prepared, executed and delivered, and to cause the Corporation and the

Operating Partnership to perform their respective obligations under, the Formation Transaction Documents and such other agreements, notices, certificates, documents, letters or other instruments as the officer or officers executing the same deem necessary or advisable to effectuate the foregoing, and such agreements, notices, certificates, documents, letters and other instruments shall be in such forms as the Authorized Officer executing the same shall approve, as conclusively evidenced by the execution thereof; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered to prepare and file all such applications and any and all agreements, undertakings, notices, certificates, documents, letters and other instruments to be filed with any appropriate governmental entity for approval of the Formation Transactions and the other transactions contemplated by the Formation Transaction Documents, with full power and authority to take any and all such actions which they may deem to be necessary or advisable in connection therewith; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, to take all other actions, and do or cause to be done any and all other acts, including, without limitation, execution of any and all papers, agreements, documents, instruments and certificates of the Corporation or Operating Partnership in order to carry out the purposes and intent of the foregoing resolutions, and the performance of any such actions and acts, and the execution by such Authorized Officers of any such papers, agreements, documents, instruments and certificates, shall conclusively establish their authority therefor; and it is

FURTHER RESOLVED, that the Board hereby adopts the form of any required resolution or resolutions to be filed by the Corporation that may be required by any person or entity in connection with the Formation Transactions if (a) in the opinion of the officers of the Corporation executing the same, the adoption of such resolution or resolutions is necessary or desirable, and (b) the Secretary of the Corporation evidences such adoption by inserting copies of such resolution or resolutions into the minute book of the Corporation, which will thereupon be deemed to be adopted by the Board with the same force and effect as if presented and expressly adopted at a meeting thereof.

Issuance of OP Units in Connection with Formation Transactions

IT IS HEREBY RESOLVED, that the Corporation, in its capacity as general partner of the Operating Partnership, be, and hereby is, authorized to cause to be issued by the Operating Partnership to Second City GP, CIO OP, Gibralt, GCC Amberglen and Rapaport up to $60,000,000 maximum aggregate amount of OP Units as consideration for and in connection with the consummation of the Formation Transactions, with the actual number of OP Units so issued to be determined by the Board or a duly authorized committee thereof at a later date, at the price (or deemed value) per unit equal to the price per share of the Common Stock issued to the public in the Public Offering, all as contemplated by the Formation Transaction Documents; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered to execute, deliver and cause to be performed, in the name and on behalf of the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, as applicable, all documents relating to the issuance of the OP Units as provided above and pursuant to the Formation Transaction Documents; and it is

FURTHER RESOLVED, that upon the issuance of the OP Units to be issued to Second City GP, CIO OP, Gibralt, GCC Amberglen and Rapaport in connection with the Formation Transactions, there is and shall be reserved for issuance by the Corporation such shares (initially one per OP Unit) of Common Stock as may be issuable from time to time upon exchange of each such OP Unit pursuant to and in accordance with the Amended and Restated Partnership Agreement, as further amended from time to time, and such shares be and hereby are authorized to be issued if, as and when determined by the Authorized Officers or any of them to be appropriate following a proper request for conversion or exchange, and each such share, when so issued, will be validly issued, fully paid and non-assessable, this Board hereby acknowledging that delivery of the OP Units upon conversion or exchange will constitute good and valuable consideration for such issuance, such consideration having in any event a value as determined by this Board equal to not less than the par value per share; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered to execute, deliver and cause to be performed, in the name and on behalf of the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, as the case may be, all documents relating to the issuance of the Common Stock from time to time upon the conversion or exchange of the OP Units as aforesaid.

Issuance of Common Stock in Connection with Formation Transactions

IT IS HEREBY RESOLVED, that, subject to and in any event following the acceptance for record of the Articles of Amendment and Restatement (as defined herein) with the Department, the Corporation be, and hereby is, authorized to issue to CIO REIT up to $30,000,000 maximum aggregate amount of shares of Common Stock as consideration for and in connection with the consummation of the Formation Transactions, with the actual number of shares to be determined by the Board or a duly authorized committee thereof at a later date, at the price (or deemed value) per share of the Common Stock issued to the public in the Public Offering, all as contemplated by the Second City Contribution Documents; and it is

FURTHER RESOLVED, that the Corporation be and hereby is authorized and directed to contribute to the Operating Partnership the assets received by the Corporation in consideration for the share issuance authorized by the immediately preceding resolutions, in exchange for the issuance by the Operating Partnership to the Corporation of a number of OP Units equal to the number of shares of Common Stock so issued, and the Corporation, in its capacity as general partner of and on behalf of the Operating Partnership, be, and hereby is, authorized to cause the Operating Partnership to issue to the Corporation the number of OP Units equal to the number of shares of Common Stock issued by the Corporation to CIO REIT; and it is

FURTHER RESOLVED, that the shares of Common Stock issued pursuant to, or in accordance with, the Second City Contribution Documents, shall upon consummation of the Formation Transactions and issuance pursuant to the preceding resolutions, be validly issued, fully paid and non-assessable shares of Common Stock, this Board hereby acknowledging that good and valuable consideration shall have thereupon been received in consideration for such issuance, such consideration having in any event a value as determined by this Board equal to not less than the par value per share; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to cause to be issued and delivered to CIO REIT certificates representing the shares of Common Stock to be issued by the Corporation to CIO REIT in accordance with the Second City Contribution Documents.

Registration Rights Agreement

WHEREAS, the Board has determined that it is desirable and in the best interests of the Corporation and its stockholders for the Corporation to enter into one or more registration rights agreements with the Second City Group.

IT IS HEREBY RESOLVED, that the form, terms and provisions of the Registration Rights Agreement, substantially in the form presented to the Board and attached hereto as Exhibit C (the “Registration Rights Agreement”), which generally provides, among other things, for the Corporation to grant registration rights to certain holders of Common Stock and OP Units (in respect of any Common Stock issued upon conversion or exchange therefor) in connection with the Formation Transactions, together with the transactions contemplated by the Registration Rights Agreement, are authorized and approved, and the Corporation be, and hereby is, authorized to enter into, and perform its obligations under, one or more Registration Rights Agreements;

FURTHER RESOLVED, that the Corporation is authorized to issue shares of Common Stock upon exchange of the OP Units in accordance with and as contemplated by the Amended and Restated Partnership Agreement and the applicable Registration Rights Agreement; and

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to finalize, execute and deliver, and to cause the Corporation to perform its obligations under, one or more Registration Rights Agreements, substantially in the form presented to the Board, with such revisions and amendments thereto and other related agreements, certificates, instruments or documents as such Registration Rights Agreement contemplates, or as such officers may otherwise deem appropriate, the execution of such further revisions, amendments, agreements, certificates, instruments or documents to be conclusive evidence of the appropriateness thereof.

Tax Protection Agreements

IT IS HEREBY RESOLVED, that the form, terms and provisions of the Tax Protection Agreements substantially in the forms presented to the Board and attached collectively hereto as Exhibit D (the “Tax Protection Agreements”), which generally provide, among other things, that the Operating Partnership will not sell, exchange or otherwise dispose of any properties during the four years following completion of the Formation Transactions in a transaction that would cause the Second City Group or any of their direct and indirect owners to realize built-in gain and requires the Operating Partnership to maintain a minimum level of indebtedness, are authorized and approved, and the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, be, and hereby is, authorized to enter into and perform its obligations under, and to cause the Operating Partnership to enter into and perform its obligations under, the Tax Protection Agreements; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, to finalize, execute and deliver, and to cause the Corporation and the Operating Partnership to perform their respective obligations under, the Tax Protection Agreements, substantially in the forms presented to the Board, with such revisions and amendments thereto and other related agreements, certificates, instruments or documents as such Tax Protection Agreements contemplate, or as such officers may otherwise deem appropriate, the execution of such further revisions, amendments, agreements, certificates, instruments or documents to be conclusive evidence of the appropriateness thereof.

Amended and Restated Partnership Agreement

WHEREAS, the Board has determined that, in furtherance of the consummation of the Formation Transactions and the Public Offering, it is advisable and in the best interests of the Corporation and its stockholders for the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, to approve the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Amended and Restated Partnership Agreement”) substantially in the form attached hereto as Exhibit E, and for the Corporation to enter into and perform its obligations as general partner, and to cause the Operating Partnership to perform its obligations, under such agreement.

IT IS HEREBY RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, to negotiate, execute and deliver, and to cause the Corporation and the Operating Partnership to perform their respective obligations under, the Amended and Restated Partnership Agreement substantially in the form reviewed by this Board, with such additions, deletions and changes as the officer executing the same may determine to be advisable, such determination and the ratification and approval thereof by this Board to be evidenced conclusively by such officer’s execution thereof.

Advisory Agreement

WHEREAS, the Board has determined that it is desirable and in the best interests of the Corporation and its stockholders for the Corporation and the Operating Partnership to enter into an advisory agreement with City Office Real Estate Management, Inc., a British Columbia corporation (the “Advisor”), pursuant to which the Advisor will provide management and advisory services to the Corporation and the Operating Partnership.

IT IS HEREBY RESOLVED, that the Board hereby approves the Advisory Agreement in substantially the form presented to the Board and attached hereto as Exhibit F (the “Advisory Agreement”), which generally provides, among other things, for the Advisor to administer the day-to-day operation of the Corporation and its subsidiaries, including the Operating Partnership, determine investment criteria in cooperation with the Board and pursuant to the investment guidelines set forth in the Advisory Agreement, advise the Board on potential acquisitions, dispositions and financing, and perform other financial, accounting and tax management services, and hereby authorizes the performance by the Corporation, on its own behalf and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, of the obligations of the Corporation and the Operating Partnership under the Advisory Agreement; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, to finalize, execute and deliver, and to cause the Corporation and the Operating Partnership to perform their respective obligations under, the Advisory Agreement, substantially in the form reviewed by this Board, with such additions, deletions and changes as the officer executing the same may determine to be advisable, such determination and the ratification and approval thereof by this Board to be evidenced conclusively by such officer’s execution thereof.

Public Offering Matters

WHEREAS, the Board desires to ratify, confirm and supplement prior resolutions adopted by the Board with respect to the Public Offering.

IT IS HEREBY RESOLVED, that the Board hereby ratifies, confirms and approves the Public Offering by the Corporation of up to 8,000,000 shares of Common Stock, including any shares of Common Stock to be sold, if at all, pursuant to any underwriters’ over-allotment option, with the actual aggregate offering price and number of shares and the other terms of the Public Offering to be determined by the Board or a duly authorized committee thereof at a later date; and it is

FURTHER RESOLVED, that the Corporation be, and hereby is, authorized and directed to contribute to the Operating Partnership the net proceeds of the Public Offering received by the Corporation in exchange for OP Units, and the Corporation, in its capacity as general partner of the Operating Partnership, be, and hereby is, authorized to cause the Operating Partnership to issue to the Corporation the number of OP Units equal to the number of shares of Common Stock sold by the Corporation in the Public Offering; provided, however, that the Corporation be, and hereby is, authorized to use the net proceeds, if any, received by the Corporation from the sale of shares of Common Stock sold in the Public Offering pursuant to any underwriters’ over-allotment option to (i) redeem from CIO REIT up to all of the shares of Common Stock issued to CIO REIT pursuant to the Formation Transactions at a redemption price per share equal to the public offering price per share in the Public Offering, and (ii) redeem or repurchase, or cause to be redeemed or repurchased, up to all of the OP Units issued to Second City GP, CIO OP, Gibralt, GCC Amberglen and Rapaport pursuant to the Formation Transactions at a redemption price per OP Unit equal to the public offering price per share in the Public Offering; and it is

FURTHER RESOLVED, that the Corporation, in its capacity as general partner of the Operating Partnership, be, and hereby is, authorized and empowered to cause the Operating Partnership to use the net proceeds of the Public Offering contributed by the Corporation to the Operating Partnership pursuant to the foregoing resolution in substantially the manner described in the “Use of Proceeds” section of the Registration Statement, including, without limitation, for general working capital purposes, which may include payment of expenses associated with the Formation Transactions, acquiring properties and repaying outstanding debt, and for the redemption of OP Units issued to Second City GP, CIO OP, Gibralt, GCC Amberglen and Rapaport pursuant to the Formation Transactions at a redemption price per OP Unit equal to the public offering price per share in the Public Offering; and it is

FURTHER RESOLVED, that all prior resolutions adopted by the Board regarding the Public Offering be, and hereby are, supplemented, ratified and confirmed in all respects.

Transfer Agent and Registrar

WHEREAS, the Board has determined that it is desirable and in the best interests of the Corporation and its stockholders to obtain a transfer agent and registrar with respect to the shares of Common Stock of the Corporation.

IT IS HEREBY RESOLVED, that American Stock Transfer and Trust Company, LLC, or such other transfer agent and registrar as may be selected by the Chief Executive Officer or Chief Financial Officer of the Corporation, is hereby selected and appointed as the transfer agent and registrar (the “Transfer Agent”) for all shares of Common Stock of the Corporation either upon the original issue of said stock or by reason of transfer of said stock; and it is

FURTHER RESOLVED, that for the purpose of any issue of Common Stock, the Transfer Agent is authorized and empowered:

(a) to record and countersign, as transfer agent, when signed manually or by facsimile by the officers of the Corporation and bearing the manual or facsimile seal of the Corporation, original certificates for up to the aggregate number of the shares to be registered, in such names as the respective purchasers or transferees of the shares (or their representatives) may request; and

(b) to deliver such certificates to the registrar for registration and countersignature; and

(c) to deliver the shares of Common Stock when so countersigned, if applicable, upon order of the Corporation, to the respective purchasers or transferees of such shares, as the case may be, or their representatives;

FURTHER RESOLVED, that the Authorized Officers be, and each of them individually is, hereby authorized and empowered to sign on behalf of the Corporation written instructions to the Transfer Agent with respect to the Common Stock; and it is

FURTHER RESOLVED, that the Corporation shall direct the Transfer Agent as to the existence or termination of any restrictions on the transfer of stock covered by this appointment and in the application to or removal from any certificate of stock of any legend restricting the transfer of such stock or the substitution for such certificate of a certificate without such legend; and it is

FURTHER RESOLVED, that the Transfer Agent is hereby authorized, in the case of any lost, stolen or destroyed certificates representing Common Stock of the Corporation, to issue and countersign a replacement certificate or certificates for the number of shares represented by such lost, stolen or destroyed certificates, upon being furnished with an affidavit of such loss, theft or destruction and an open penalty bond of indemnity in form satisfactory to the Transfer Agent, indemnifying them, the Corporation and all agents; and the Transfer Agent is hereby authorized to register such replacement certificate or certificates; and it is

FURTHER RESOLVED, that the Board hereby adopts the standard form of resolutions relating to such appointment as may be required by such Transfer Agent, and the Secretary of the Corporation is hereby authorized and directed to certify the adoption of any such resolutions as though the same were presented to this meeting and to insert all such resolutions in the minute books of the Corporation following these resolutions; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, in the name of and on behalf of the Corporation, authorized to complete and execute any and all agreements, certificates, instruments and documents, and to take any such other action, as any of them may determine to be necessary or advisable to carry out the purposes of the foregoing resolutions with regard to the designation and appointment of the Transfer Agent, such determination to be conclusively evidenced by the execution and delivery thereof or the taking of such other action.

Approval and Execution of Common Stock Certificate

WHEREAS, the Board has determined that it is desirable and in the best interests of the Corporation and its stockholders for the Corporation to adopt a form of public company stock certificate.

IT IS HEREBY RESOLVED, that the form of stock certificate attached hereto as Exhibit G (the “Common Stock Certificate”) be, and the same hereby is, approved as a true, correct and complete specimen certificate representing shares of Common Stock of the Corporation, including the shares of Common Stock to be issued in connection with the Public Offering, together with such changes or modifications thereto as any of the Authorized Officers executing the same (by manual or facsimile signature) from time to time may deem appropriate, the approval thereof by this Board to be conclusively evidenced by such execution and delivery; and it is

FURTHER RESOLVED, that the certificates shall be signed by the appropriate officers of the Corporation as set forth in the Amended and Restated Bylaws of the Corporation and in accordance with applicable law; provided, however, that each such signature may be, but need not be, a facsimile signature imprinted or otherwise reproduced on the certificates; and it is

FURTHER RESOLVED, that certificates for shares of Common Stock issued prior to the date hereof in the form previously approved by the Board shall be, and remain, valid certificates representing shares of Common Stock of the Corporation.

Appointment of Independent Auditor

IT IS HEREBY RESOLVED, that the selection of KPMG LLP, represented to be a registered independent accounting firm, as the Corporation’s independent auditor, to assist the Corporation in establishing its books of account, to audit its financial statements and otherwise to advise the Corporation with respect to all matters in connection with the preparation of any necessary financial or accounting matters, is hereby authorized, approved, ratified and confirmed in all respects; and it is

FURTHER RESOLVED, that such firm shall continue to act as the Corporation’s registered independent public accountants and auditor until so notified otherwise by a member of the Board or a member of the Audit Committee (as defined herein).

Equity Incentive Plan

WHEREAS, the Board has determined that it is advisable and in the best interests of the Corporation and its stockholders to adopt the City Office REIT, Inc. Equity Incentive Plan (the “Equity Incentive Plan”), substantially in the form attached hereto as Exhibit H-1, for the benefit of eligible employees, directors, advisors, consultants and other personnel of the Corporation and the Advisor.

IT IS HEREBY RESOLVED, that, effective upon acceptance for record of the Articles of Amendment and Restatement with the Department, the Board hereby adopts the Equity Incentive Plan, and the Board does further direct that the Equity Incentive Plan be submitted for approval by the stockholders of the Corporation in accordance therewith within twelve months of the date hereof; and it is

FURTHER RESOLVED, that, effective upon acceptance for record of the Articles of Amendment and Restatement with the Department, 1,263,580 shares of Common Stock are hereby reserved for issuance under the Equity Incentive Plan, and such shares are authorized for issuance in accordance with the Equity Incentive Plan, and when issued in accordance with the provisions of the Equity Incentive Plan and the applicable stock options, restricted stock agreements and other award agreements utilized thereunder or contemplated thereby, shall constitute validly issued, fully paid and nonassessable shares of Common Stock, and the consideration received therefor shall be credited to the appropriate capital account; and it is

FURTHER RESOLVED, that the form of standard RSU Award Agreement in substantially the form attached hereto as Exhibit H-2 is hereby approved for use with the Equity Incentive Plan; and it is

FURTHER RESOLVED, that subject to stockholder approval of the Equity Incentive Plan within twelve months of the date hereof, the Authorized Officers be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take all action and to prepare, execute and deliver all documents which such officer deems appropriate or advisable in order to implement the Equity Incentive Plan hereby adopted, including without limitation the following:

1. the preparation, execution and filing with the Commission of the requisite Registration Statement on Form S-8 (the “Form S-8”) registering the shares issuable under the Equity Incentive Plan under the federal securities laws, including all exhibits and other documents to be filed in connection therewith;

2. the preparation and distribution to Equity Incentive Plan participants, as applicable, prospectuses relating to the Equity Incentive Plan in accordance with the rules and regulations of the Commission; and

3. the filing of the appropriate listing applications to list all of the shares subject to future awards for trading on the New York Stock Exchange (“NYSE”); and it is

FURTHER RESOLVED, that for the purpose of executing the Form S-8 and any amendments and supplements thereto, and in connection with the filing of all other documents necessary, appropriate, advisable or desirable in connection with the Form S-8, the officers and directors of the Corporation are authorized, for themselves and on behalf of the Corporation, to execute and deliver their several powers of attorney to any and all of the following persons: James Farrar, Gregory Tylee and Anthony Maretic; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to prepare and execute all documents and instruments, and to take such other action, including the preparation of stock option agreements, restricted stock agreements and award agreements consistent with the terms of the Equity Incentive Plan, as such officer or officers shall determine to be necessary or advisable in order to carry out the purposes of these resolutions, with such determination to be conclusively evidenced by the execution of such documents or instruments or the taking of such action; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take all action which such officer or officers may determine to be necessary or desirable to cause the Corporation to reserve such number of shares of Common Stock as may be required to meet its obligations to issue shares of Common Stock as a result of the exercise of awards granted pursuant to the Equity Incentive Plan; and it is

FURTHER RESOLVED, that the Compensation Committee (as defined here) shall be the plan administrator of the Equity Incentive Plan; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take all action which such officer or officers may determine to be necessary or desirable to cause the sale and issuance of shares of the Common Stock which may be sold and issued upon the exercise of the options or other awards hereafter granted pursuant to the Equity Incentive Plan, with such determination to be conclusively evidenced by the taking of such action by such officer or officers.

Board of Directors

WHEREAS, pursuant to resolutions adopted by the Board as of March 25, 2014 (the “March 25, 2014 Board Resolutions”), the Board increased the number of directors from one director to six directors, effective as of or immediately prior to the initial trading date of the shares of Common Stock to be issued in the Public Offering on the NYSE (the “Trading Date”); and

WHEREAS, pursuant to the March 25, 2014 Board Resolutions, the Board appointed, such appointment not to be effective until the Trading Date (but in any event immediately upon the creation of the vacancies created by the increase to the size of the Board), Samuel Belzberg, William Flatt, John McLernon, Mark Murski and Stephen Shraiberg as directors of the Corporation to serve, together with the undersigned sole director of the Corporation, until the Corporation’s next annual meeting and their respective successors have been duly elected and qualify.

IT IS HEREBY RESOLVED, that, effective as of the Trading Date and concurrent with his appointment to the Board, John McLernon be, and hereby is, appointed as Chairman of the Board to serve in such capacity, subject to the terms and provisions of the bylaws of the Corporation, until his successor is elected and qualifies; and it is

FURTHER RESOLVED, that the Board acknowledges that James Farrar and Samuel Belzberg have been or will be appointed to the Board pursuant to the March 25, 2014 Board Resolutions as designees of, and pursuant to designation by, the Second City Group under the Amended and Restated Partnership Agreement.

Committees of the Board

Audit Committee

IT IS HEREBY RESOLVED, that, effective as of the Trading Date, there be, and hereby is, created an audit committee of the Board (the “Audit Committee”) to, among other things, review, act on and report to the Board on various auditing and accounting matters, including, without limitation, the recommendation of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of independent auditors and the Corporation’s accounting practices; and it is

FURTHER RESOLVED, that, effective as of the Trading Date and concurrent with their appointment to the Board, William Flatt, Mark Murski and John McLernon be, and hereby are, appointed as members of the Audit Committee, each to serve on the Audit Committee until his resignation or removal in accordance with the bylaws of the Corporation and until his respective successor is duly appointed and qualified; and it is

FURTHER RESOLVED, that, effective as of the Trading Date and concurrent with his appointment to the Board, William Flatt be, and hereby is, elected as the chairman of the Audit Committee; and it is

FURTHER RESOLVED, that, effective as of the Trading Date, the Audit Committee Charter, in the form attached as Exhibit I hereto, be, and hereby is, adopted and approved.

Compensation Committee

IT IS HEREBY RESOLVED, that, effective as of the Trading Date, there be, and hereby is, created a compensation committee of the Board (the “Compensation Committee”) to, among other things, review and make recommendations to the Board regarding the compensation and other benefits payable to the executive officers of the Corporation and to administer the Equity Incentive Plan and other incentive compensation and benefit plans of the Corporation; and it is

FURTHER RESOLVED, that, effective as of the Trading Date and concurrent with their appointment to the Board, Mark Murski, Stephen Shraiberg and William Flatt be, and they hereby are, appointed as members of the Compensation Committee, each to serve on the Compensation Committee until his resignation or removal in accordance with the bylaws of the Corporation and until his respective successor is duly appointed and qualified; and it is

FURTHER RESOLVED, that, effective as of the Trading Date and concurrent with his appointment to the Board, Mark Murski be, and hereby is, elected as the chairman of the Compensation Committee; and it is FURTHER RESOLVED, that, effective as of the Trading Date, the Compensation Committee Charter, in the form attached as Exhibit J hereto, be, and hereby is, adopted and approved.

Nominating and Corporate Governance Committee

IT IS HEREBY RESOLVED, that, effective as of the Trading Date, there be, and hereby is, created a nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) to, among other things, (i) nominate persons to fill vacancies on the Board, (ii) recommend to the Board the slate of director nominees to be proposed by the Board annually, (iii) evaluate the corporate governance practices of the Corporation, and (iv) recommend to the Board corporate governance practices and policies; and it is

FURTHER RESOLVED, that, effective as of the Trading Date and concurrent with their appointment to the Board, Stephen Shraiberg, Mark Murski and John McLernon be, and hereby are, appointed as members of the Nominating and Corporate Governance Committee, each to serve on the Nominating and Corporate Governance Committee until his resignation or removal in accordance with the bylaws of the Corporation and until his respective successor is duly appointed and qualified; and it is

FURTHER RESOLVED, that, effective as of the Trading Date and concurrent with his appointment to the Board, Stephen Shraiberg be, and hereby is, elected as the chairman of the Nominating and Corporate Governance Committee; and it is

FURTHER RESOLVED, that, effective as of the Trading Date, the Nominating and Corporate Governance Committee Charter, in the form attached as Exhibit K hereto, be, and hereby is, adopted and approved.

Determination of “Independence” of the Board of Directors and Members of the Committees of the Board of Directors

IT IS HEREBY RESOLVED, that the Board hereby determines, in the exercise of its business judgment, that William Flatt, John McLernon, Mark Murski and Stephen Shraiberg are “independent” within the meaning of the applicable rules, regulations, and standards promulgated by the NYSE and the Commission; and it is

FURTHER RESOLVED, that each of the proposed members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee is “independent” within the meaning of the applicable rules, regulations, and standards promulgated by the NYSE and the Commission.

Determination of “Financially Literate” Status of Audit Committee Members

IT IS HEREBY RESOLVED, that the Board hereby determines, in the exercise of its business judgment, that each of the proposed members of the Audit Committee: (i) is “financially literate” as defined under the applicable rules promulgated by the NYSE; (ii) has “accounting or related financial management expertise” as defined under the applicable rules promulgated by the NYSE; and (iii) is an “audit committee financial expert” as defined under the applicable rules and regulations promulgated by the Commission.

Determination of “Outside Director” and “Non-Employee” Status of Members of the Compensation Committee

IT IS HEREBY RESOLVED, that the Board hereby determines, in the exercise of its business judgment, that each of the proposed members of the Compensation Committee is an “outside director” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of the Exchange Act.

NYSE Written Affirmation

IT IS HEREBY RESOLVED, that the Authorized Officers be, and each of them hereby is, in the name and on behalf of the Corporation, authorized and empowered to execute and deliver to the NYSE an appropriate written affirmation confirming the items set forth above, and such other items as may be required by the NYSE with respect to those matters.

Corporate Governance

WHEREAS, drafts of certain policies regarding corporate governance have been presented to the Board.

IT IS HEREBY RESOLVED, that the Code of Business Conduct and Ethics, attached hereto as Exhibit L, is hereby adopted and approved; and it is

FURTHER RESOLVED, that the Corporate Governance Guidelines, attached hereto as Exhibit M, is hereby adopted and approved; and it is

FURTHER RESOLVED, that the Investment Guidelines, attached hereto as Exhibit N, is hereby adopted and approved; and it is

FURTHER RESOLVED, that the Whistleblower Policy, attached hereto as Exhibit O, is hereby adopted and approved.

Section 16 Reporting Persons

WHEREAS, Section 16 of the Exchange Act places certain reporting requirements on officers, directors and principal stockholders of a corporation; and

WHEREAS, the Corporation has determined that it is desirable and in the best interests of the Corporation and its stockholders for the Corporation to name the officers required to make reports pursuant to Section 16 of the Exchange Act (the “Reporting Persons”).

IT IS HEREBY RESOLVED, that the following officers of the Corporation are hereby identified as the Reporting Persons for the Corporation:

James Farrar

Anthony Maretic

Gregory Tylee

REIT Election

WHEREAS, the Corporation has been organized and has been operating in a manner that will allow it to qualify for taxation as a real estate investment trust (“REIT”) under Section 856 through 860 of the Code.

IT IS HEREBY RESOLVED, that the Authorized Officers of the Corporation be, and each of them hereby is, authorized and directed to take such actions as may be necessary for the Corporation to qualify and be taxed as a REIT beginning with the taxable year ended December 31, 2014; and it is

FURTHER RESOLVED, that once qualified, the Corporation shall be operated in such a manner so as to allow it to maintain its REIT status until such time as the Board shall make a contrary determination.

Exception / Exemption from Restrictions on Transfer and Ownership

WHEREAS, the Board has determined that consummation of the Formation Transactions will result in the issuance of (i) shares of Common Stock to CIO REIT in number or value in excess of the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit (such terms and other capitalized terms in these resolutions under the above heading, “Exception / Exemption from Restrictions on Transfer and Ownership,” and not otherwise defined, have the meanings ascribed thereto in the Articles of Amendment and Restatement of the Corporation previously authorized and approved by the Board (the “Articles of Amendment and Restatement”)), and (ii) OP Units to CIO OP, which, assuming that all such OP Units are redeemed in exchange for shares of Common Stock in accordance with the Amended and Restated Partnership Agreement, would result in the issuance of shares of Common Stock in number or value in excess of the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; and

WHEREAS, on the basis of the representations, warranties and agreements to be made by CIO REIT and CIO OP in an Excepted Holder Agreement to be entered into by the Corporation and each of CIO REIT and CIO OP, prepared with the advice of Shearman & Sterling LLP, tax counsel to the Corporation, the form of which is attached hereto as Exhibit P (each an “Excepted Holder Agreement”), and on the basis of such advice and such other and additional considerations by this Board as it has determined to be appropriate, this Board has further determined that, notwithstanding the grant to each of CIO REIT and CIO OP of an exemption from the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit as provided for below, and the establishment in lieu thereof of each Excepted Holder Limit set forth below, (i) no individual’s Beneficial Ownership or Constructive Ownership of Common Stock will cause a violation of Section 7.2.1(a)(ii) of the Articles of Amendment and Restatement and (ii) each of CIO REIT and CIO OP does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant in an entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant; and

WHEREAS, the Board desires to provide for the grant to each of CIO REIT and CIO OP, subject to their respective execution and delivery of an Excepted Holder Agreement, of an exemption to the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit, and the establishment of an Excepted Holder Limit, as follows.

IT IS HEREBY RESOLVED, that, pursuant to Section 7.2.7 of the Articles of Amendment and Restatement, effective upon and subject to the delivery by each of CIO REIT and CIO OP of a fully executed Excepted Holder Agreement, as applicable, this Board does hereby (i) exempt CIO REIT and CIO OP (each, an “Exempted Stockholder”) from the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit, and (ii) establish, for each Exempted Stockholder in lieu of the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit as applied to such Exempted Stockholder, an Excepted Holder Limit allowing such Exempted Stockholder to Beneficially Own or Constructively Own Common Stock in excess of the Common Stock Ownership Limit and in excess of the Aggregate Stock Ownership Limit, and up to the Excepted Holder Limit, which is equal to 16.4% in the case of CIO REIT and 30.5% in the case of CIO OP (in each case by value or number of shares, whichever is more restrictive) of Common Stock, and which is each subject to adjustment as provided for in the applicable Excepted Holder Agreement; provided, however, that the Board hereby acknowledges that, as provided in Section 2.4 of each Excepted Holder Agreement, any violation or attempted violation of the covenants of such Exempted Stockholder in the applicable Excepted Holder Agreement (whether with respect to actual, Beneficial or Constructive ownership by such Exempted Stockholder or any Individual (as defined in the Excepted Holder Agreement)) (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6 of the Articles of Amendment and Restatement) will automatically cause the shares of Common Stock that otherwise would result in the violation of such covenant to be transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3 of the Articles of Amendment and Restatement, and such shares shall be subject to all the terms and limitations set forth in the Articles of Amendment and Restatement without regard to the applicable Excepted Holder Limit provided for herein and described in the applicable Excepted Holder Agreement; and provided further, however, that the Board may modify this resolution and/or the terms and conditions under which such exemption has been granted to each or either such Exempted Stockholder and may establish any other applicable Excepted Holder Limit for each or either such Exempted Stockholder, at any time or from time to time hereafter; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to finalize, execute and deliver the Excepted Holder Agreement, substantially in the form presented to the Board, with such revisions and amendments thereto as such officer or officers may deem appropriate, the execution of such agreement to be conclusive evidence of the appropriateness thereof.

Repurchase of Initial Shares

WHEREAS, in connection with the formation and initial capitalization of the Corporation, the Corporation sold 1,000 shares of Common Stock to Second City, for the consideration of $1.00 per share (the “Initial Shares”);

WHEREAS, the Corporation desires to repurchase the Initial Shares.

IT IS HEREBY RESOLVED, that the Board hereby approves the repurchase of the Initial Shares from Second City for the consideration of $1.00 per share; and it is

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered to cause the Corporation to repurchase the Initial Shares, to reflect such repurchase on the books and records of the Corporation, to instruct the Transfer Agent with respect to the repurchase and to prepare and issue such notices and written statements as may be required by law and requested by Second City, or deemed necessary or desirable by such Authorized Officer.

FINRA Authorization

IT IS HEREBY RESOLVED, that the appropriate filings be made to the Financial Industry Regulatory Authority (“FINRA”) relating to the sale of the Common Stock and that the Authorized Officers of the Corporation be, and each of them hereby is, in the name and on behalf of the Corporation, designated to appear before any person or body with the authority to make such changes in any agreements between the Corporation and such person or body relating thereto as may be required by the FINRA.

General Authorization and Ratification

IT IS HEREBY RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed from time to time to take, or cause to be taken, all such further actions and to execute, certify, deliver and file all such further certificates, instruments and other documents, in the name and on behalf of the Corporation, in its own capacity and in its capacity as general partner of and on behalf of the Operating Partnership, as the case may be, under its corporate seal or otherwise, and to pay all such costs and expenses as such officers shall approve as necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions and the transactions contemplated thereby, the taking of such actions and the execution, certification, delivery and filing of such documents to be conclusive evidence of such approval; and

FURTHER RESOLVED, that all actions taken and expenses incurred by any officer or director heretofore in furtherance of carrying out the intent and accomplishing the purposes of the foregoing resolutions are hereby expressly ratified, confirmed, adopted and approved in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned sole member of the Board of Directors of City Office REIT, Inc. has executed this Written Consent as of the date first written above and does hereby direct that this Written Consent be filed with the minutes of proceedings of the Board of Directors of the Corporation.

/s/ James Farrar
James Farrar

LIST OF EXHIBITS

Exhibit A	Second City Contribution Agreement
Exhibit B	Gibralt Contribution Agreement
Exhibit C	Registration Rights Agreement
Exhibit D	Tax Protection Agreements
Exhibit E	Amended and Restated Partnership Agreement
Exhibit F	Advisory Agreement
Exhibit G	Common Stock Certificate
Exhibit H-1	Equity Incentive Plan
Exhibit H-2	RSU Award Agreement
Exhibit I	Audit Committee Charter
Exhibit J	Compensation Committee Charter
Exhibit K	Nomination and Corporate Governance Committee Charter
Exhibit L	Code of Business Conduct and Ethics
Exhibit M	Corporate Governance Guidelines
Exhibit N	Investment Guidelines
Exhibit O	Whistleblower Policy
Exhibit P	Excepted Holder Agreement